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                                                                     Exhibit 3.3


                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                               EAGLE FOODS, INC.


          EAGLE FOODS, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

          FIRST: That the Certificate of Incorporation of the Corporation was duly filed with the Secretary of State on November 14, 1997.

          SECOND: That the Certificate of Incorporation be amended as set forth below.

          Paragraph 1 shall be deleted and replaced in its entirety as follows:

          "The name of the corporation (the "Corporation") is Eagle Family Foods, Inc."

          THIRD: That the Corporation has not received any payment for any of its stock.

          FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.


          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Christine R. Lesaca, its Sole Incorporator, as of this 19th day of November 1997, and acknowledges, under penalties of perjury, that the Certificate is the act and deed of the Corporation and that the facts stated herein are true.


                                  /s/ Christine R. Lesaca
                                ---------------------------
                                By:  Christine R. Lesaca
                                     Sole Incorporator
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                         CERTIFICATE OF INCORPORATION

                                      OF

                               EAGLE FOODS, INC.

                                * * * * * * * *

1.  The name of the corporation (the "Corporation") is: EAGLE FOODS, INC.

2. The address of its registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4. The total number of shares of stock which the Corporation shall have authority to issue is (a) 250,000 shares of Common Stock, each of which shall have a par value of $.01 per share; and (b) 250,000 shares of Preferred Stock, each of which shall have a par value of $.01 per share. The Board of Directors may fix by resolution the designations, preferences and rights of such Preferred Stock in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware.

5.  The name and mailing address of the incorporator is as follows:

    Christine R. Lesaca
    Willkie Farr & Gallagher
    One Citicorp Center 153 East
    53rd Street New York, New York 10022.

6. In furtherance and not in limitation of the powers conferred by statute, the By-Laws of the Corporation may be made, altered, amended or repealed by the stockholders or by a majority of the entire board of directors.

7. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree

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to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

8.  Elections of directors need not be by written ballot.

9. (a) The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any

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

criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     (b) Expenses incurred in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding a director of the Corporation) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.

     (c) The indemnification and other rights set forth in this paragraph shall not be exclusive of any provisions with respect thereto in the By-Laws or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.

     (d) Neither the amendment nor repeal of this paragraph 9, subparagraph (a),
     (b) or (c), nor the adoption of any provision of this Certificate of Incorporation inconsistent with paragraph 9, subparagraph (a), (b) or (c), shall eliminate or reduce the effect of this paragraph 9, subparagraphs
     (a), (b)

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     and (c), in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this paragraph 9, subparagraph (a), (b) or (c), if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

     (e) No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (a) shall be liable under Section 174 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (b) shall be liable by reason that, in addition to any and all other requirements for liability, he:

          (i) shall have breached his duty of loyalty to the Corporation or its stockholders;

          (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith;

          (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or

          (iv)  shall have derived an improper personal benefit.

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

          If the General Corporation Law of the State of Delaware is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

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

     THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Delaware makes this Certificate, hereby declaring and certifying that this is her act and deed and the facts herein stated are true and, accordingly, has hereunto set her hand this 14th day of November 1997.

                                      /s/ Christine R. Lesaca
                                    --------------------------
                                    Christine R. Lesaca
                                    Willkie Farr & Gallagher
                                    153 East 53rd Street
                                    New York, New York  10022

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